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                                                                     Exhibit 5.1

                     EISEMAN LEVINE LEHRHAUPT & KAKOYIANNIS
                           A Professional Corporation
                                805 Third Avenue
                            New York, New York 10022
                             Telephone: 212-752-1000
                             Facsimile: 212-355-4608



                                                              March 16, 2007

Alpha Security Group Corporation
328 West 77th Street
New York, New York 10024

Ladies and Gentlemen:


         Reference is made to the Registration Statement on Form S-1 (the "Registration Statement") filed by Alpha Security Group Corporation (the "Company"), a Delaware corporation, under the Securities Act of 1933, as amended (the "Act"), covering (i) 6,000,000 Units, each Unit consisting of one share of the Company's common stock, par value $.0001 per share (the "Common Stock") and warrants to purchase one share of the Company's Common Stock (the "Warrants") to the underwriters for whom Maxim Group LLC is acting as representative (collectively, the "Underwriters"), (ii) up to 900,000 Units (the "Over-Allotment Units") which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) up to 105,000 Units (the "Purchase Option Units") which Maxim Group LLC will have the right to purchase (the "Purchase Option") for its own account or for that of its designees, (iv) all shares of Common Stock and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase Option Units and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units, Over-Allotment Units and Purchase Option Units.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.
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Alpha Security Group Corporation

March 16, 2007

Page 2


         Based upon the foregoing, we are of the opinion that:

         1. The Units, the Over-Allotment Units, the Purchase Option Units, the Warrants and the Common Stock to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

         2. Each of the Purchase Option and the Warrants constitutes legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable federal or state law and considerations of public policy.

         We are opining solely in all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware constitution and all applicable judicial and regulatory determinations in connection therewith and, as to the Purchase Option and Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. This opinion is given as of the effective date of the Registration Statement and we are under no duty to update the opinions contained herein.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                                Very truly yours,

                               /s/ Eiseman Levine Lehrhaupt & Kakoyiannis, PC



                                Eiseman Levine Lehrhaupt & Kakoyiannis, PC